Exhibit IV

                            to

                       Schedule 13G

                         Under the

                Securities Exchange Act of 1934

Pursuant to Rule 13d-1(f)(1), American Express Trust Company
(formerly IDS Trust company), affirms that it is individually eligible to use Schedule 13G and agrees that this
Schedule is filed on its behalf.


American Express Trust Company
(formerly IDS Trust Company)


By:        /s/Michael L. Pietrzak
Name:         Michael L. Pietrzak
Title:        Vice President, Controller,
              Treasurer and Secretary